Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements (Nos. 333-138392 and 333-150772) on Form S-8 of our report dated June 23, 2008 appearing on the annual report Form 11-K of Owens Corning Savings and Security Plan for the year ended December 31, 2007.

/s/ Plante & Moran, PLLC

Toledo, Ohio
June 26, 2008